                                                                   Exhibit 10.12

          Cyberian Outpost, Inc. has omitted from this Exhibit 10.12 portions of the Agreement for which Cyberian Outpost, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested are marked with X's in brackets and such confidential portions have been filed separately with the Securities and Exchange Commission.


     CO-MARKETING AGREEMENT ("Agreement"), dated as of July 16,1998, between Cyberian Outpost, Inc ("Cyberian Outpost"), a Delaware corporation, having its principal offices at 27 North Main Street, Kent, Connecticut 06757, and StarMedia Network, Inc. ("StarMedia"), a Delaware corporation, having its principal offices at 29 West 36th Street, New York, NY 10018.

                                  WITNESSETH

     WHEREAS, Cyberian Outpost owns and operates the Cyberian Outpost Website (as defined in Section 1), through which it sells personal computers and related hardware, software and peripherals; and

     WHEREAS, StarMedia owns and operates the StarMedia Website (as defined in Section 1); and

     WHEREAS, Cyberian Outpost desires to market and promote the Cyberian Outpost Website through advertising on the StarMedia Website and a direct link from the StarMedia Website to the Cyberian Outpost Website; and

     WHEREAS, StarMedia desires to market and promote the Cyberian Outpost Website through advertising on the StarMedia Website and a direct link from the StarMedia Website to the Cyberian Outpost Website.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto do hereby agree as follows:

1.   DEFINITIONS

For purposes of this Agreement, the following terms shall have the indicated meanings:

     "Activation Date" shall mean the earlier of(i) date on which Cyberian
      ---------------
Outpost directs StarMedia to activate the Link and (ii) the date 60 days following the Effective Date.

     "Banners" shall mean run-of-network banner advertisements promoting the
      -------
Cyberian Outpost Website, in which the Link is embedded.

     "Buttons" shall mean buttons in which the Link is embedded.
      -------

     "Commissions" shall mean, with respect to any calendar quarter during the
      -----------
Term, an amount equal to [XX] of Net StarMedia Customer Revenues.

     "Cyberian Outpost Marks" shall mean the logos, tradenames, trademarks and
      ----------------------
service marks listed on Annex I attached hereto.

     "Cyberian Outpost Website" shall mean a presence on the World Wide Web
      ------------------------
containing content in the Local Languages that is managed or administered by Cyberian Outpost and/or is hosted by Cyberian Outpost, including without limitation, the InterNIC-assigned domain name http://www.outpost.com/country/spa and country/por and any other address which directs or may direct users to the Local Language sections of the Cyberian Outpost site.

     "Default" shall mean, with respect to either party, (i) any material breach
      -------
by such party of any obligation for the payment of money set forth herein, which breach has not been cured within three (3) business days following receipt of notice thereof, or (ii) any material breach by such party of any obligation set forth herein, other than as specified in clause (i) above, which breach has not been cured within twenty (20) business days following receipt of notice thereof.

     "Effective Date" shall mean July 16, 1998.
      --------------

     "Guaranteed Impressions" shall mean, with respect to the Banners and the
      ----------------------
Buttons, [XXXX] impressions per month, [XXX] of which shall be Banner impressions.

     "Link" shall mean a direct hypertext link from the StarMedia Website to the
      ----
Cyberian Outpost Website, which website will be viewed by users of the Link through StarMedia's frameset.

     "Local Languages" shall mean the Spanish and Portuguese languages.
      ---------------

     "Net StarMedia Customer Revenues" shall mean, with respect to any calendar
      -------------------------------
month, all revenues collected by Cyberian Outpost from StarMedia Customers during such month, [XXXXXXXXXX].

     "Newsletter" shall mean the English version of the quarterly newsletter
      ----------
authored by Cyberian Outpost.

     "Optional Termination Payment" shall mean an amount equal to [XXX] of the
      ----------------------------
unpaid balance of the Sponsorship Fee as of the Termination Date following the termination of this Agreement pursuant to Section 5.2.

     "Quarterly Commission Report" shall mean, with respect to any calendar
      ---------------------------
quarter, a detailed description of the revenues received by Cyberian Outpost from StarMedia Customers during such quarter and a calculation of the Commissions relating to such revenues.

     "Sponsorship Fee" shall mean [XXXX].
      ---------------

     "StarMedia Customers" shall mean all users who purchase any products or
      ---------
services from Cyberian Outpost [XXXXXX].

     "StarMedia Marks" shall mean StarMedia's logos, tradenames, trademarks and
      ---------------
service marks, including, without limitation, StarMedia.

     "StarMedia Website" shall mean the collection of limit documents accessible
      -----------------
by the public via the Internet at the URL http://www.starmedia.com.

     "Term" shall mean the term of this Agreement, which shall commence on the
      ----
Effective Date and end on the Termination Date.

     "Termination Date" shall mean the earlier to occur of (i) the first
      ----------------
anniversary of the Activation Date, and (ii) the date of any termination of this Agreement pursuant to Section 5.1 or 5.2.

     "Usage Report" shall mean a report prepared by Cyberian Outpost that
      ------------
specifies the country of origin, chosen language, and other available demographic information relating to, and the goods purchased by, each of the StarMedia Customers.

2.   CO-MARKETING OBLIGATIONS
     ------------------------

     2.1.   The Link.  Commencing on the Activation Date, StarMedia will
            --------
establish and maintain the Link. Cyberian Outpost will provide StarMedia with the Universal Resource Locators necessary to establish the Link.

     2.2    Marketing.  Cyberian Outpost shall deliver to StarMedia appropriate
            ---------
artwork and logos constituting the Cyberian Outpost Marks, from which StarMedia shall develop the Banners and the Buttons in such forms as StarMedia shall reasonably determine will maximize the number of StarMedia Customers. StarMedia shall, commencing on the Activation Date, place the Buttons in the following locations within the StarMedia Website:

           (a) on the homepage of the Digital Channel;

           (b) within Informatica Hoy/Hoje, (i) on the ZD Homepage, in either the upper right corner or below the "Mas Products" link, (ii) in "Product Reviews" that reference a specific product, next to those products offered by

               Cyberian Outpost and (iii) in the "Downloads" section, next to product demos where the full product is offered by Cyberian Outpost;

          (c) within the Star Classifieds Channel, on top of the Computers, Electronics and Software category homepage and on top of the search results page in such category;

          (d) in Pizarras/Quadro de Avisos, in the header of the Technology bulletin board;

          (e)  in CopaMundial.com/CopaDoMundo.com, on the games pages;

          (f)  in StarMedia Shopping prominently placed in the shopping area;
               and

          (g) for at least three (3) months from the Activation Date, in the What's New? section of the StarMedia Website homepage.

Should StarMedia change the layout of its Website in such a way that the Buttons can not be placed as provided above, the Buttons will be guaranteed to be given essentially the same placement within the StarMedia site as described above. StarMedia shall provide to Cyberian Outpost not less than the Guaranteed Impressions. Within twenty (20) days following the end of each calendar quarter following the Effective Date, StarMedia shall deliver to Cyberian Outpost a confirmation of the number of impressions received by the Banners and the Buttons dining such quarterly period. Within twenty (20) days following the end of (i) each of the first three months following the Effective Date, and (ii) each calendar quarter thereafter, Cyberian Outpost shall deliver to StarMedia a Usage Report covering such monthly or quarterly period, as the case may be.

     2.3  Co-Marketing.  StarMedia shall employ traditional co-branded marketing
          ------------
initiatives valued at not less than [XXX] of the Sponsorship Fees actually received from Cyberian Outpost during the Term. This co-branded marketing will be intended to introduce Cyberian Outpost to the Latin American marketplace as a brand featured on the StarMedia site. Co-branded marketing initiatives may include TV, newspaper, magazine and radio based advertising.

     2.4. Targeted Marketing.  StarMedia shall designate a point person to work
          ------------------
with Cyberian Outpost personnel to provide the following services: (i) the translation into the Local Languages, [XXXXXX] of the Newsletter which Cyberian Outpost delivers to its customer base via electronic mail and (ii) using commercially reasonable efforts to measure the effectiveness of marketing strategies employed pursuant to Sections 2.2 and 2.3. StarMedia may, in its sole discretion, arrange for the translation into the Local Languages of product reviews and other material provided by Cyberian Outpost, provided that if StarMedia does elect to arrange for such translations, Cyberian Outpost agrees that such translations shall be available only to users of the StarMedia Website, and shall not be used or seen by users of the Cyberian Outpost Website which have not utilized the Link.

     2.5.  Trademarks. Cyberian Outpost hereby grants to StarMedia a non-
           ----------
exclusive non-transferable license to use the Cyberian Outpost Marks during the Term solely in conjunction with the design, creation and display of the Banners and Buttons as provided herein; provided, however, that StarMedia shall submit
                                          -------
to Cyberian Outpost for its prior written approval the design of the Banners and Buttons, which approval shall not be unreasonably withheld or delayed. StarMedia acknowledges and agrees that (i) the Cyberian Outpost Marks will remain the exclusive property of Cyberian Outpost, (ii) nothing in this Agreement shall confer upon StarMedia any right of ownership in the Cyberian Outpost Marks, and
(iii) it shall not now or in the future contest the validity of the Cyberian Outpost Marks. Cyberian Outpost acknowledges and agrees that: (x) the StarMedia Marks are and shall remain the sole property of StarMedia (y) nothing in this Agreement shall confer upon Cyberian Outpost any right of ownership in the StarMedia Marks, and (z) it shall not now or in the future contest the validity of the StarMedia Marks. StarMedia does not hereby grant a license or authorize in any way whatsoever Cyberian Outpost to use StarMedia Marks, and any proposed use of StarMedia Marks must be approved in writing by StarMedia prior to such use.

     2.6.  Exclusivity. StarMedia agrees that during the Term it shall not
           -----------
establish a direct link from the StarMedia Website to the website of any broad-based reseller of new personal computers, related hardware, software and peripherals listed on Annex II, provided, however, that in the event that Cyberian Outpost does not have a competitive auction offering in the Local Languages in development and being beta tested prior to October 1, 1998 and a complete and fully functioning version of a competitive auction offering available in the Local Languages prior to December 1, 1998, StarMedia may establish a direct link to the website of any auction format reseller of new personal computers, related hardware, software and peripherals.

     2.7   Public Relations. Each party agrees to cooperate, when possible, for
           ----------------
all public relations events relating to the activation of the Link and the placement of the Banners and Buttons.

     2.8   Confidentiality.  StarMedia and Cyberian Outpost agree that all
           ---------------
information (whether in writing, orally or in any other format) disclosed by each of them to the other during the negotiation of this Agreement or to be disclosed during the term of this Agreement, including but not limited to, all of the information disclosed pursuant to Section 2.2 as well as business plans, product ideas, marketing concepts, financial information and projections, shall constitute "Confidential Information"; provided, however, Confidential
                                       --------  -------
Information does not include Quarterly Commission Reports, information that is or becomes publicly known through no wrongful act of either party (or any of its employees), has been approved for release by written authorization of the originating party, or has been disclosed pursuant to a requirement of a government agency or of law. During the Term and at all times thereafter, the party to whom Confidential Information has been imparted shall maintain such information as confidential and shall not disclose or permit the same to be disclosed to any person or entity. Each party shall use its best efforts to take all reasonable steps to minimize the risks of disclosure of Confidential Information. Each of the parties further agree that the unauthorized disclosure by it of Confidential Information received from the other will cause irreparable harm and significant injury to the other which may be difficult to ascertain. Accordingly, each party agrees that the other shall be entitled to equitable relief, including, without limitation, an immediate injunction enjoining any breach by it of this Section 2.8, in addition to all other remedies available to such party at law or in equity. The parties agree that this Section 2.8 shall survive the termination or expiration of this Agreement.

3.  FEES AND COMMISSIONS
    --------------------

    3.1.   Sponsorship Fee.  Cyberian Outpost shall pay to StarMedia the
           ---------------
Sponsorship Fee as follows: (i) [XXXXXXXX] payable on the Effective Date, and
(ii) the remainder payable in 11 equal monthly installments of [XXXXXXXX] on the first business day of each calendar month thereafter. Notwithstanding anything to the contrary contained herein, the Sponsorship Fee shall be payable to StarMedia regardless of the termination of this Agreement, the parties agreeing that this Section 3.1 shall survive the termination of this Agreement for any cause, other than as a result of a Default by StarMedia or pursuant to Section
5.2. Upon any termination of this Agreement as a result of a Default by StarMedia, any remaining monthly installments shall not be paid to StarMedia by Cyberian Outpost; provided, however, StarMedia stall retain or be paid the
                  --------  -------
Sponsorship Fee previously received by, or owing to, StarMedia prior to the Termination Date.

    3.2.   Commissions  Cyberian Outpost shall pay to StarMedia the Commissions
           -----------
owing for each calendar quarter, payable within 30 days of the last day of such quarter provided, however, that the Commissions payable may be offset by an
        --------  -------
amount equal to the installment of the Sponsorship Fee actually paid to StarMedia in each quarter. Within thirty (30) days following the end of each calendar quarter; Cyberian Outpost shall deliver to StarMedia a Quarterly Commission Report with respect to such quarter, in the event of any refunds by Cyberian Outpost to StarMedia Customers, for returned products or otherwise, of amounts with respect to which Commissions have already been paid to StarMedia, the amount of such Commissions shall be deducted from the next quarterly payment of Commissions, or if no such payment is owing by Cyberian Outpost for the following quarter, Cyberian Outpost may render a statement to StarMedia for such amounts, which amounts shall be due and payable by StarMedia within thirty (30) days following receipt of such statement. The parties agree that this Section
3.2 shall survive the termination of this Agreement with respect to any Commissions accrued (including any revenues billed to StarMedia Customers but not yet collected by Cyberian Outpost) and unpaid during the Term.

4.  REPRESENTATIONS AND WARRANTIES
    ------------------------------

    4.1.   Representations and Warranties of StarMedia.  StarMedia represents
           -------------------------------------------
and warrants to Cyberian Outpost that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, (ii) the making and performance by it of this Agreement does nor and will not violate any law or regulation applicable to it, its certificate of incorporation, bylaws or other organizational documents or any other agreement to which it is a party or by which it is bound, (iii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the respective terms hereof (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting enforcement of creditors' rights generally) or by a court's discretion in relation to equitable remedies), and (iv) all approvals, authorizations or other actions by, or filings with, any governmental authority or other person or entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

    4.2.  Representations and Warranties of Cyberian Outpost. Cyberian Outpost
          --------------------------------------------------
represents and warrants to StarMedia that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, (ii) the making and performance by it of this Agreement does not and will not violate any law or regulation applicable to it, its certificate of incorporation, by-laws or other organizational documents or any other agreement to which it is a party or by which it is bound, (iii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the respective terms hereof (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting enforcement of creditors' rights generally, or by a court's discretion in relation to equitable remedies), and (iv) all approvals, authorizations or other actions by, or filings with, any governmental authority or other person or entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

    4.3   Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER
          ----------
PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING SUCH PARTY'S SITE OR WEB PAGES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR. PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. SPECIFICALLY, EACH PARTY ACKNOWLEDGES AND UNDERSTANDS THAT THE OTHER MAY ENCOUNTER TECHNICAL OR OTHER DIFFICULTIES WHICH MAY PERIODICALLY HINDER THE OPERATION OF THE LINK.

5.  TERMINATION
    -----------

    5.1   Default.  Either party may immediately terminate this Agreement in the
          -------
event of a Default by the other party, upon written notice to such party, without prejudice to any other rights it may have hereunder or at law.

    5.2.  Optional Termination.  In the event that StarMedia receives 100 or
          --------------------
more unique complaints from users in any one month period regarding their experience with Cyberian Outpost or the Cyberian Outpost Website, StarMedia shall notify Cyberian Outpost thereof within five business days following the end of any such month. In the event that either (i) StarMedia has received at least 100 unique complaints per month for two consecutive months, regarding their experience with Cyberian Outpost or the Cyberian Outpost Website, and StarMedia has provided Cyberian Outpost with such notification as is required in the preceding sentence, or (ii) Cyberian Outpost ceases to be a broad-based reseller of new personal computers, related hardware, software and peripherals, StarMedia may terminate this Agreement at any time, upon written notice to Cyberian Outpost. For purposes of this Section 5.2, a "complaint" shall not include any complaint (i) regarding the fact that the product-specific pages within the Cyberian Outpost Website are not in the Local Languages, or (ii) with regard to matters as to which Cyberian Outpost has, prior to such complaint, conspicuously posted a notification in the Local Languages on the Cyberian Outpost Website; including, without limitation, the fact that certain products sold by Cyberian Outpost may not be shipped to certain countries and that users in certain countries may experience difficulties in receiving delivery of international shipments. Notwithstanding anything to the contrary contained herein, upon any termination of this Agreement pursuant to this Section 5.2, Cyberian Outpost shall pay to StarMedia the Optional Termination Payment within three (3) days following the Termination Date.

6.   INDEMNIFICATION
     ---------------

     6.1.  StarMedia Indemnification.  StarMedia shall indemnify, hold harmless
           -------------------------
and defend Cyberian Outpost from and against any and all claims, liabilities, losses, damages, expenses and costs (including, without limitation, legal fees and costs) arising out of or relating to (i) StarMedia's breach of any of its representations and warranties set forth herein, (ii) StarMedia's breach of any of its obligations hereunder, (iii) the StarMedia Marks, or (iv) any negligence or intentional wrongdoing of StarMedia, or any employee or agent thereof.

     6.2   Cyberian Outpost Indemnification.  Cyberian Outpost shall indemnify,
           --------------------------------
hold harmless and defend StarMedia from and against any and all claims, liabilities, losses, damages, expenses and costs (including, without limitation, legal fees and costs) arising out of or relating to (i) Cyberian Outpost's breach of any of its representations and warranties set forth herein, (ii) Cyberian Outpost's breach of any of its obligations hereunder, (iii) any of the products or services offered for sale on the Cyberian Outpost Website; (iv) the Cyberian Outpost Website, (v) the Cyberian Outpost Marks, or (vi) any negligence or intentional wrongdoing of Cyberian Outpost, or any employee or agent thereof.

7.   GENERAL
     -------

     7.1   Review Rights.  Cyberian Outpost shall retain complete, clear and
           -------------
accurate records regarding the products and services purchased by StarMedia Customers. StarMedia shall have the right, upon not less than ten (10) days prior written notice to Cyberian Outpost and no more than twice during the Term, to cause an independent Certified Public Accountant to inspect and review, during Cyberian Outpost's normal business hours, all relevant records of Cyberian Outpost and any of its affiliates upon which the Quarterly Commission Reports and Commissions are based. The cost of any such review shall be paid by StarMedia; provided, however, that if any such review shall reveal an
           --------  -------
underreporting in excess of five percent (5%) in monies due to StarMedia from Cyberian Outpost, Cyberian Outpost shall promptly pay to StarMedia (i) the cost of the review, (ii) the amount of any such underpayment, and (iii) interest on the amount of any such underpayment equal to 11.5% per month from the date originally owing to StarMedia. The parties agree that the provisions of this Section 7.1 shall survive the Termination Date, provided that StarMedia may not commence a review after the date 90 days following the Termination Date.

     7.2   Notices.  All notices and other communications between the parties
           -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt off and delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt; addressed as follows, or to such other address as may be hereafter notified by the parties:

     StarMedia:            StarMedia Network; Inc.
                           29 West 36th Street
                           New York, New York  10018
                           Attention:  Steve Heller
                                       Kevin Downey
                           Telecopy:   (212) 631-9100

     Cyberian Outpost:     Cyberian Outpost, Inc.
                           27 North Main Street
                           Kent, Connecticut  06757
                           Attention:
                           Telecopy:

     7.3   No Waiver; Cumulative Remedies.  No failure or delay in the exercise,
           ------------------------------
by either party, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     7.4.  Counterparts.  This Agreement may be executed simultaneously in
           ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Transmission by telecopy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

     7.5.  Severability.  Any provision of this Agreement which is prohibited or
           ------------
unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.6.  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of New York without reference to the conflict of law principles thereof.

     7.7.  Jurisdiction.  Any judicial proceeding brought with respect to this
           ------------
Agreement must be brought in a court of competent jurisdiction in the State of New York located in the County of New York or in the United States District Court of the Southern District of New York, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum and (iii) agrees that service of process in any such action or proceeding may be effected (A) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 7.2 or (B) in any other manner permitted by law.

     7.8.  Headings.  The section headings contained in this Agreement are for
           --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9.  Entire Agreement.  This Agreement, including the Annex hereto,
           ----------------
embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     7.10. Amendments; Waivers; Binding Effect.  Any amendments to, or waivers
           -----------------------------------
of; this Agreement shall be in writing and signed by both parties or, in the case of a waiver, by the party waiving compliance. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7.11. Assignment.  Neither party may assign this Agreement without the
           ----------
prior written consent of the other party, and any attempt by a party to assign this Agreement without such consent shall be null and void; provided, however,
                                                            --------  -------
that either party shall be entitled to assign this Agreement without the other party's prior written consent in connection with a merger of such party with or into, or sale of all or substantially all of the assets of such party to, an entity that is not a direct competitor of the other party.

     7.12  No Agency.  No agency, partnership, joint venture, or employment
           ---------
relationship shall be created or inferred by the existence or performance of this Agreement, and neither party shall have any authority to bind the other in any respect whatsoever.

     7.13. Survival.  In addition to those provisions herein which expressly
           --------
survive the Termination Date, the fourth sentence of Section 12, the second sentence of Section 2.4, the second and third sentences of Section 2.5, and Sections 6.1, 6.2, 7.2, 7.3, 7.5, 7.6, 7.7, 7.8, 7.9. 7.13, and 7.15 shall also survive the Termination Date.

     7.14. Force Majeure.  Either party hereto shall be excused from any delay
           -------------
or failure in performance hereunder, except the payment of monies due and payable hereunder, caused by reason of any occurrence or contingency beyond its reasonable control, including, without limitation, acts of God, fires, floods, wars, civil disturbance, sabotage, accidents or labor disputes. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

     7.15. Interpretation.  All terms set forth in this Agreement and not
           --------------
otherwise defined herein shall be construed to have meanings consistent with the Internet, World Wide Web and telecommunications industry.

     7.16  Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
           -----------------------
THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THIS AGREEMENT FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR RELIANCE DAMAGES (OR ANY LOSS OF REVENUE, PROFITS, OR DATA), HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOT WITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. BOTH PARTIES AGREE THAT THESE LIMITATIONS OF LIABILITY ARE AGREED ALLOCATIONS OF RISK AND ARE REFLECTED IN THE FEES AGREED UPON BY THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


CYBERIAN OUTPOST, INC.                  STARMEDIA NETWORK, INC.
By: /s/ Louise R. Cooper                By: /s/ James Kern
   ---------------------                   -----------------------------
Name: Louise R. Cooper                  Name: James Kern
Title: VP of Worldwide Marketing        Title: VP, Sales

                                                                         ANNEX I
                             CYBERIAN OUTPOST MARKS
                             ----------------------

Babbages

Bottom Line Distribution

Buy Comp

Buy Direct

CDW

Chumbo

CompUSA

Computer City

Creative Computers

Egghead

Electronics Boutique

Frys

Global Direct

Insight

Internet Shopping Network

Microcenter

Microwarehouse

Multiple Zones

NECX

PCConnection

PC/Mac Mall

Software.net

Surplus Direct

Tiger Direct